UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

130 Waverly Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)

(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 5, 2013, we amended our Amended and Restated By-laws, or By-laws. In general, the amendments to our By-laws conform to updates in the Massachusetts corporations statute, as well as provide for the use of electronic communications for notices. A description of the provision adopted or changed by amendment and, if applicable, the previous provision, follows:

•
A provision in Article I, Section 5, which required mailing or personal delivery of a written notice of each meeting of shareholders, was deleted to allow electronic delivery of notice to the extent permitted by applicable laws and regulations.

•	A provision in Article I, Section 10, which provided that any proxy dated more than six months before a meeting of shareholders was invalid, was deleted.

•	Article II, Section 8, which addressed the establishment of an Executive Committee of the Board of Directors, was deleted.

•	Article II, Sections 12 and 15 were amended to address the use of electronic mail in connection with communications with our directors.

•
Provisions in Article III, Section 1, which related to the qualification of officers, including a provision that permitted the Board of Directors to require officers to post a bond for the faithful performance of their duties, were deleted.

•	Article IV, Section 1 was amended to permit the issuance of uncertificated shares of stock.

•
Article V, Section 1 was amended to provide indemnification for our directors and officers to the fullest extent permitted by law and to require advancement of funds to pay for or reimburse the reasonable expenses incurred by our officers and directors. The previous provision reflected an indemnification scope conforming to prior law and permitted, but did not require, advancement of expenses.

•	Article VI, Section 3, which required general authorization by the Board of Directors of all indebtedness, was deleted.
A copy of our Amended and Restated By-laws is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit        Description of Document

3.1         Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: February 11, 2013	/s/ Kenneth L. Horton
Kenneth L. Horton Executive Vice President and Chief Legal Officer